Securities and Exchange Commission
                             Washington, D.C.  20549



                                    FORM 8-K




                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934





        Date of Report (Date of Earliest Event Reported): September 28, 2007




                        Commission File Number:   0-30018



                             MERIDIAN HOLDINGS, INC.
             (Exact name of registrants specified in its charter)




               COLORADO                                 52-2133742

     (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)                Identification No.)


                               6080 Center Drive, Suite 640
                               Los Angeles, California 90045
                            (310) 242-5634 Fax: (310) 242-5676



    (Address, Including Zip Code, And Telephone Number, Including Area Code,
                  Of Registrant's Principal Executive Offices)

SECTION  1.  Registrants Business and Operations
Not  Applicable

SECTION  2.   Financial  Information
Not  Applicable

SECTION  3.  , Securities and Trading Markets
Not  Applicable

SECTION  4.  Matters Relating to Accountants
and Financial Statements
Not  Applicable

Item 4.01  Changes in Registrant's Certifying Accountant
Not Aplicable

SECTION  5.  Corporate governance and Management
Not  Applicable

SECTION  6.  Reserved              Not  Applicable

SECTION  7.  Regulation FD

On October 1 2007, the company issued a press release regarding the SEC enforcement action matter.

SECTION  8:  Other Events
Not applicable

SECTION  9:  Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

c.    Exhibits

EXHIBIT ITEM.     DESCRIPTION
------------     -------------
Exhibit  16.1  - A form of press release announcing the SEC enforcement action.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Meridian  Holdings,  Inc.
                                              (Registrant)

Date:  October 1, 2007              By:/s/  Anthony  C.  Dike
                                      -------------------------
                                          Anthony  C.  Dike
                                       (Chairman of the Board)

Exhibit 16.1
                      Press Release

        On September 28, 2007, Meridian Holdings, Inc, and its management were notified by its counsel that the United States Securities and Exchange Commission, intends to file an enforcement action against Meridian and its management in the federal court for fraud, in respect of, amongst other things, the booking of $30,000,000 judgment receivable against Sirius Technology of America, and Mr. Glenn Crowe in the second and third quarters of 2004 and the subsequent write down of such receivable to its then-net collectible value of $350,000 in the fourth quarter ended December 31, 2004.

        Meridian had recognized this judgment as an unconditional, legal payment obligation of the third-party judgment debtors after Meridian had waited for the statutory period for the expiration of the appeals period, in consultation with its certain of its professional advisors and its independent public accounting firm.

        Meridian's management had consulted with its independent public accounting firm with respect to the issue of gain contingency in recording the judgment receivable in the manner reflected on its financial statements. Because the collectability of the judgment was Probable, revenue could be then recognized as such. However, SEC staff accountants subsequently disagreed with Meridian's position.

        The Company has been cooperating with SEC in this matter, and has since filed all the necessary amendments to the filings involved with this judgment receivable as of the end of 2005.

        In addition, the Company has changed its accounting policies and procedures with respect to judgment receivable revenue recognition to reflect SEC accounting staff view in this matter.

        As was earlier disclosed in our previous SEC filings, on or about July of 2001, Meridian acquired all the assets of Sirius Computerized Technology of Israel and those of its United States Subsidiary "Sirius Technology of America" from an Israeli Bankruptcy court for $10,000,000.

        The assets acquired comprised of the computer software technology Commonly known as "MedMaster", including the sub-systems and source codes, belonging to Sirius Computerized Technology of Israel and all the various contracts and account receivables of Sirius Technology of America with an estimated value of over $30,000,000.

        The following were the list of customers of Sirius Technology of America vis a vis Sirius Computerized Technology of Israel acquired by Meridian as part of the consideration:

1. Lockheed Martins Systems division, which had over $18,000,000 contract with UHS in New York state, to implement the MedMaster Software in their facility.

2. Waterbury Community Hospital in Waterbury Connecticut, which acquired the license to use the Medmaster Software in their hospital facilities for over $3,500,000

3. Armstrong County Community Hospital in kittanning Pittsburgh, which had licensed the Medmaster software for a DOD pilot integrated healthcare project for over $500,000.

4. EDS which acquired a MedMaster software component for over $3,000,000

5. Tenet Health Systems which had licensed the MedMaster software for initial implementation in the USC University hospital upon completion of the customization of the MedMaster Software to TENETS specification, and to subsequently deploy the technology in over 40 Tenets small to medium size hospitals and clinics, with an estimated value based on the initial licensing fee and implementation cost for the first hospital of approximately $1,000,000 per hospital facility and an aggregate of over $40,000,000 upon complete roll-out of the software Technology in all the 40 or more hospitals and medical facilities then owned and operated by TENET.

        Sometime in December 2001, Meridian through its subsidiary Corsys Group in Israel and InterCare DX (an affiliate based in USA) completed the customization of the MedMaster Software for TENET and deployed the technology at the first TENET hospital (The USC University Hospital in Los Angeles), and was preparing to deploy the technology in the second TENET Hospital, when Meridian was sued by Silicon Valley Bank in the Los Angeles County Superior Court claiming that the TENET contracts and receivables were assigned to them by Sirius Technology of America, as a collateral for a Corporate loan in the amount of $650,000.

        Silicon Valley Bank was then seeking for all the proceeds from the TENET contract be turned over to them by Meridian et al, Meridian refused and defended this lawsuit vigorously, and was able to obtain a relieve from the Los Angeles County Superior Court.

        Early in 2002, Meridian was notified by Lockheed Martins Systems Division that it has obtained a Judgment from an Atlanta Georgia Court, against Sirius Computerized Technology of Israel , Sirius Technology of America and Mr. Glen Crowe in the amount of over $10,000,000, and has subsequently seized the assets of Sirius Computerized Technology of Israel which includes the MedMaster Software, including all the subsystems and source code placed in Escrow, with an Escrow Company in Atlanta, Georgia.

        Meridian through the estate of Sirius Computerized Technology of Israel obtained a court injunction against Lockheed Martin Systems Division, to return all the seized assets to the court pending the outcome of the lawsuit then filed by Sirius et al.

        Lockheed Martin and ExcelCare filed a cross complaint against Sirius et al, and prevailed in the lawsuit because the Israeli receiver failed to appear in an Atlanta Georgia Court to defend the lawsuit.

        As a result of this development, Lockheed Martin and ExcelCare were awarded the assets of Sirius as a partial satisfaction of their judgments.

        Upon this happening, the Israeli Receiver filed an injunction in an Israeli Court barring Meridian from further exploitation of the MedMaster Software technology it had acquired through the Israeli Bankruptcy Court in continental United States, claiming that Meridian was only allowed to exploit the technology only in Israel, contrary to the earlier representation to the bankruptcy court in Israel by the Israeli receiver that the only market available for the MedMaster Technology was in the United States of America hence the recommendation to sell these assets to Meridian in the first place.

        Meridian filed a rescission to purchase the asset of Sirius with the Israeli bankruptcy court, and proceeded to file a fraud and breach of contract Lawsuit against Sirius et al with the Los Angeles County Superior Court in late 2002.

        Also, Meridian withdrew the MedMaster Software from the US market in compliance with the injunction filed by the Israeli receiver with the Israeli Bankruptcy Court, and the Atlanta Georgia Court decision to award the US based assets of Sirius et al to Lockheed Martin and ExcelCare.

        Meridian also entered into a Mutual release agreement with TENET to de-install the MedMaster Software already installed at TENET USC University Hospital in Los Angeles, and to develop replacement software for TENET at no additional cost to TENET, as per the terms and conditions in the original contract signed by Meridian et al with TENET using the MedMaster Technology. TENET agreed to enter into the agreement on the condition that Meridian Prevails in the lawsuit it filed against Sirius Technology of American and Mr. Glenn Crowe, since Sirius had notified TENET against any further dealings with Meridian with respect to MedMaster Technology or Sirius original contract with TENET which was inherited by Meridian as part of the asset purchased by Meridian.

        Sometime in October 2003 a $30,000,000 default Judgment was entered against Sirius Technology of America and Mr. Glenn Crowe by the Los Angeles County Superior Court in favor of Meridian.

        Additionally, Meridian et al had since completed the development of a new replacement software for TENET known as ICE(tm), as of April 2004 and was waiting for the lawsuit against Sirius to be resolved before delivery of the program.

        The company believes that the latest action taken by SEC was unfortunate, since it had neither the intention to defraud or mislead the investing public based on the disclosure and footnotes in these filings, and will continue to seek for a speedy resolution to these issues as soon as possible.

Contact Person:
Mr. Moses Onyejekwe, Esq
Tel:213-487-7260